Execution Copy

LIMITED WAIVER TO CREDIT AGREEMENT AND AMENDMENT TO

THIRD AMENDMENT TO CREDIT AGREEMENT AND AMENDED AND RESTATED FORBEARANCE AGREEMENT

This LIMITED WAIVER TO CREDIT AGREEMENT AND AMENDMENT TO THIRD AMENDMENT TO CREDIT AGREEMENT AND AMENDED AND RESTATED FORBEARANCE AGREEMENT (this “Agreement”), dated as of December 2, 2008, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), FOOTHILLS RESOURCES, INC., a Nevada corporation (“Parent”) and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”). All terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

RECITALS

A.           The Agent, the Lenders and the Borrowers are parties to that certain Credit Agreement, dated as of December 13, 2007, as amended by that First Amendment to Credit Agreement, dated as of May 15, 2008, as further amended by that Limited Waiver and Second Amendment to Credit Agreement, dated as of May 15, 2008, as further amended by that Forbearance Agreement, dated as of August 13, 2008, as further amended by that Third Amendment to Credit Agreement and Amended and Restated Forbearance Agreement, dated as of September 15, 2008 (the “Third Amendment and Amended Forbearance Agreement”) (as previously amended, the “Credit Agreement”);

B.            Pursuant to the Third Amendment and Amended Forbearance Agreement, the Borrowers acknowledged and confirmed that Specified Defaults (as therein defined) had occurred and were continuing under the Credit Agreement as of the date of the Third Amendment and Amended Forbearance Agreement and were expected to continue to occur under the Credit Agreement after the date of the Third Amendment and Amended Forbearance Agreement.

C.           Pursuant to the Third Amendment and Amended Forbearance Agreement, the Agent and the Lenders agreed that, although under the Credit Agreement, the Agent and the Lenders are entitled to terminate the Commitments, declare all of the Obligations to be immediately due and payable, foreclose upon the Collateral, and exercise all of their rights and remedies under the Loan Documents and applicable law in respect of such Events of Default, the Agent and the Lenders would forbear from taking such actions during the Forbearance Period (as defined in the Third Amendment and Amended Forbearance Agreement), subject to the exceptions and limitations and the other terms and conditions set forth therein.

D.           The Borrowers acknowledge and confirm that the Specified Defaults have not been cured and are continuing as of the date hereof.

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E.           The Borrowers have requested that the Agent and Lenders (i) consent to, and waive any Event of Default arising by reason of, any noncompliance by the Borrowers with Section 5.3 and Schedule 5.3 of the Credit Agreement by reason of the failure of the Borrowers to deliver copies of Parent and Subsidiaries’ Projections within 30 days prior to the start of Parent’s fiscal year 2009 (the “Specified Projections Default”), and (ii) make certain modifications to the Third Amendment and Amended Forbearance Agreement in accordance with the terms and conditions of this Agreement.

F.            The Agent and the Lenders are will to consent to, and waive any Event of Default arising by reason of, the Specified Projections Default, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS:

1.     Definitions. Capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to them in the Credit Agreement.

2.	Limited Waiver.

(a)   Pursuant to the request by the Borrowers and in accordance with Section 14.1 of the Credit Agreement, the Agent and the Lenders consent to, and waive any Event of Default that would otherwise arise under Section 7.2(a) of the Credit Agreement by reason of, the Specified Projections Default, provided that the Agent and the Lenders receive copies of Parent and its Subsidiaries’ Projections required to be delivered pursuant to Section 5.3 of and Schedule 5.3 to the Credit Agreement by 5 p.m. (New York time) on January 30, 2009 (it being understood and agreed that the failure to deliver such Projections in accordance with this proviso shall constitute an immediate Event of Default).

(b)   The limited waiver in this Section 2 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect.

3.	Amendment of Third Amendment and Amended Forbearance Agreement.

(a)   Section 5(b) of the Third Amendment and Amended Forbearance Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

“(b)       Benchmarks. Borrowers (i) shall complete, or cause to be completed, in all respects each of the actions set forth on pages 8 through 12 (the Timeline section) set forth in the Consultant’s Report on or prior to the date specified in the Consultant’s Report for the completion thereof (as such date may be extended by the Agent in its sole discretion), and (ii) provide to the Agent or either Lender upon request such reports, lists and other information as such Person may reasonably request in respect of the actions contemplated by the Consultant’s Report. It is understood and agreed that if the Agent shall determine that Borrowers have failed to comply with either clause (i) or clause (ii) of this Section 5(b) (which determination of the Agent shall be conclusive and binding for all purposes), the Agent may declare a Termination Event and terminate the Forbearance Period.”

(b)   Section 5(e)(i) of the Third Amendment and Amended Forbearance Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

“(i)        Leverage Ratio. Have a Leverage Ratio, calculated on the last day of the period indicated below, greater than the applicable ratio set forth in the following table for the applicable monthly period set forth opposite thereto:

Applicable Ratio	Applicable Period
10.41:1.00	For the calendar month ending October 31, 2008
10.73:1.00	For the calendar month ending November 30, 2008
10.96:1.00	For the calendar month ending December 31, 2008

For the purposes of calculating the Leverage Ratio during the Forbearance Period, EBITDA shall be calculated using EBITDA for the twelve-month period most recently ended on the last day of the calendar month immediately preceding the date of determination for which financial statements are available.”

4.     Representations and Warranties. To induce the Agent and the Lenders to enter into this Agreement, Borrowers hereby jointly and severally represent and warrant to the Agent and the Lenders as follows:

(a)   Duly Organized. Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the full power and authority to execute, deliver and perform this Agreement and to perform the Credit Agreement, as amended hereby.

(b)   Authority. The execution, delivery and performance by each Borrower of this Agreement, and the performance by each such Borrower of the Credit Agreement, as amended hereby, and each other Loan Document (i) have been duly authorized by all requisite action on the part of Borrowers, (ii) do not and will not violate the Governing Documents of any Borrower, or any Material Contract of any of the Borrowers, or any order, judgment or decree of any court, Governmental Authority or arbitrator by which any Borrower or any of its properties is bound, (iii) do not and will not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Borrower and (iv) do not and will not require any filing (other than any disclosure filing) or registration with, consent, or authorization or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(c)   Binding Obligation. Each of this Agreement and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d)   No Other Defaults. Except for the Specified Defaults and the Specified Projections Default, no Default or Event of Default has occurred and is continuing or would result from this Agreement becoming effective in accordance with its terms.

(e)   Representations and Warranties. All representations and warranties by the Borrowers contained in the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or the Lenders pursuant to the Credit Agreement or this Agreement are true and correct as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty shall be true and correct as of such date.

(f)    False or Misleading Representations or Warranties. By its signature below, each Borrower agrees that it shall constitute an Event of Default if any representation or warranty made herein should be false or misleading in any material respect.

5.     Closing Deliveries. Unless otherwise provided herein, simultaneously with the execution and delivery hereof, and as a condition to the effectiveness hereof, the Borrowers shall deliver (or deposit with), or cause the delivery to (or deposit with), the Agent:

(a) a copy of the resolutions of the Board of Directors (or other applicable managing body) of each Borrower authorizing the execution, delivery and performance by such Borrower of this Agreement and the other Loan Documents to be executed and delivered pursuant hereto to which such Borrower is a party, and the performance of the Credit Agreement and the Third Amendment and Amended Forbearance Agreement, as amended;

(b) such other certificates of duly authorized officers of the Borrowers, certificates of governmental authorities, and such other documents, instruments and agreements as the Agent shall require to evidence the due authorization, execution and delivery of this Agreement;

(c) payment of all Lender Group Expenses incurred in connection with the preparation, negotiation and execution of this Agreement, all related documents and the transactions contemplated hereby and thereby; and

(d) a fully executed copy of this Agreement.

The failure of the Borrowers to timely comply with the terms of this Section 5 shall constitute an Event of Default under and for all purposes of the Credit Agreement.

6.     Ratification of Loan Documents and Collateral. Except as modified by this Agreement, the Borrowers hereby acknowledge, ratify, reaffirm, and agree that each of the Loan Documents and the perfected liens and security interests created thereby in favor of the Agent for the benefit of the Lenders in the Collateral, are and will remain in full force and effect and binding on the Borrowers, and are enforceable in accordance with their respective terms and applicable law. The Borrowers hereby acknowledge, ratify, and reaffirm all of the terms and provisions of the Loan Documents (including, without limitation, the Credit Agreement and the Third Amendment and Amended Forbearance Agreement), except as modified herein, which are incorporated by reference as of the date hereof as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, and indemnifications contained therein.

7.     Acknowledgment of Defaults. The Borrowers specifically acknowledge the existence and continuation of the Specified Defaults.

8.     Release and Covenant Not to Sue. EACH BORROWER (IN ITS OWN RIGHT AND ON BEHALF OF ITS DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) (THE “RELEASING PARTIES”) JOINTLY AND SEVERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES THE AGENT AND THE LENDERS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS, (COLLECTIVELY, THE “RELEASED PARTIES”), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH THE RELEASING PARTIES HAVE AGAINST THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, GROSS NEGLIGENCE, USURY, UNCONSCIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (CIVIL), SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, BREACH OR ABUSE OF ANY

ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, IN CONNECTION WITH OR RELATED TO THE LOAN DOCUMENTS AND THE CREDIT AGREEMENT, AT LAW OR IN EQUITY, IN CONTRACT IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (COLLECTIVELY, THE “RELEASED CLAIMS”); PROVIDED, HOWEVER, THAT THE RELEASED CLAIMS SHALL NOT INCLUDE ANY CLAIMS ARISING OUT OF ANY FAILURE BY THE AGENT OR LENDERS TO PERFORM, ON OR AFTER THE DATE HEREOF, ANY OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR UNDER ANY OF THE LOAN DOCUMENTS OR THE CREDIT AGREEMENT. THE RELEASING PARTIES FURTHER JOINTLY AND SEVERALLY AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, DAMAGES ATTRIBUTABLE TO MENTAL ANGUISH, AND DAMAGES ATTRIBUTABLE TO PAIN AND SUFFERING, AND THE RELEASING PARTIES DO HEREBY JOINTLY AND SEVERALLY WAIVE AND RELEASE ALL SUCH DAMAGES WITH RESPECT TO ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH MAY ARISE AT ANY TIME AGAINST ANY OF THE RELEASED PARTIES. THE RELEASING PARTIES REPRESENT AND WARRANT THAT NO FACTS EXIST WHICH COULD PRESENTLY SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS AGAINST THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE IN CONNECTION WITH THEIR DEBTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS AND THE CREDIT AGREEMENT (AS AMENDED HEREBY). THIS SECTION 8 IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES. NOTWITHSTANDING ANY PROVISION OF THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT (AS AMENDED HEREBY), THIS SECTION 8 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE THE DELIVERY AND PAYMENT ON THE OBLIGATIONS, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.     No Implied Waivers. No failure or delay on the part of the Agent or the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.  INDEMNIFICATION. IN ADDITION TO, AND WITHOUT LIMITATION OF, ANY AND ALL INDEMNITIES PROVIDED IN THE LOAN DOCUMENTS, BORROWERS SHALL AND DO HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD EACH OF THE RELEASED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS,

COSTS, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE RELEASED CLAIMS. IF ANY ACTION, SUIT, OR PROCEEDING IS BROUGHT AGAINST ANY OF THE RELEASED PARTIES, BORROWERS SHALL, AT LENDERS’ REQUEST, DEFEND THE SAME AT THEIR SOLE COST AND EXPENSE, SUCH COST AND EXPENSE TO BE A JOINT AND SEVERAL LIABILITY OF THE BORROWERS, BY COUNSEL SELECTED BY THE LENDERS. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THIS SECTION 10 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE ANY DELIVERY AND PAYMENT ON THE OBLIGATIONS, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.  Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document will survive the execution and delivery of this Agreement, and no investigation by the Agent or the Lenders or any closing will affect the representations and warranties or the right of the Agent or the Lenders to rely upon them.

12.  Review and Construction of Documents. The Borrowers hereby acknowledge, and represent and warrant to the Lenders that (a) the Borrowers have had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Agreement with their legal counsel, (b) the Borrowers have reviewed this Agreement and fully understand the effects thereof and all terms and provisions contained herein, and (c) the Borrowers have executed this Agreement of their own free will and volition. The recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement.

13.  ENTIRE AGREEMENT; AMENDMENT. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Borrowers, the Agent and the Lenders. The Loan Documents, as modified by this Agreement, continue to evidence the agreement of the parties with respect to the subject matter thereof.

14.  Notices. All notices, requests, demands and other communications under this Agreement will be given in accordance with the provisions of the Credit Agreement.

15.  Successors and Assigns. This Agreement will be binding upon, and will inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that the Borrowers may not assign any rights or obligations under this Agreement without the prior written consent of the Agent and the Lenders.

16.  Arms-Length/Good Faith. This Agreement has been negotiated at arms-length and in good faith by the parties hereto.

17.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

18.  Interpretation. Wherever the context hereof will so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.

The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

19.  Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

20.  Counterparts. This Agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument; provided that no party shall be bound by this Agreement until the Borrowers, the Agent and the Lenders have executed a counterpart hereof. Execution of this Agreement via facsimile or electronic mail shall be effective, and signatures received via facsimile or electronic mail shall be binding upon the parties hereto and shall be effective as originals.

21.  Further Assurances. The Borrowers agree to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by the Agent and the Lenders as necessary or advisable to carry out the intents and purposes of this Agreement.

22.  Loan Document. This Agreement is a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. The Borrowers hereby acknowledge and agree that this Agreement constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made by any Borrower under or in connection with this Agreement shall have been untrue, false or misleading when made.

23.  WAIVER OF JURY TRIAL. BORROWERS HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. BORROWERS (a) CERTIFY THAT NO REPRESENTATIVE, THE AGENT OR ATTORNEY OF THE AGENT OR THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGE THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATIONS CONTAINED HEREIN.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

FOOTHILLS RESOURCES, INC., as Borrower

By:	/s/ W. Kirk Bosché
Name:	W. Kirk Bosché
Title:	Chief Financial Officer

FOOTHILLS CALIFORNIA, INC., as Borrower

By: /s/ W. Kirk Bosché
Name: W. Kirk Bosché
Title: Chief Financial Officer

FOOTHILLS OKLAHOMA, INC., as Borrower

By: /s/ W. Kirk Bosché
Name: W. Kirk Bosché
Title: Chief Financial Officer

FOOTHILLS TEXAS, INC., as Borrower

By: /s/ W. Kirk Bosché
Name: W. Kirk Bosché
Title: Chief Financial Officer

WELLS FARGO FOOTHILL, LLC, as Agent and as a Lender

By:	/s/ William M. Plough
Name:	William M. Plough
Title:	Vice President

REGIMENT CAPITAL SPECIAL SITUATIONS FUND III, L.P., as a Lender
By: Regiment Capital GP, LLC its General Partner
By:	/s/ Richard T. Miller
Name:	Richard T. Miller
Title:	Authorized Signatory